EXHIBIT 99.3
PDC ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On May 6, 2022, PDC Energy, Inc. (“PDC”) completed the acquisition of Great Western Petroleum, LLC (“Great Western”) for approximately $1.4 billion, inclusive of Great Western’s net debt. Great Western is an independent oil and gas company focused on the exploration, production and development of crude oil and natural gas in Colorado. The consideration paid was $542.5 million in cash and approximately 4.0 million shares of PDC common stock, valued at $293.3 million on the acquisition date. In addition, the Company paid off the Great Western secured credit facility totaling $235.8 million and irrevocably deposited $361.2 million on Great Western’s behalf to pay and discharge on May 20, 2022 Great Western’s 12% senior secured notes due 2025, inclusive of unpaid accrued interest and a premium for early termination.

The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) present the historical consolidated financial statements of PDC and Great Western, adjusted to give effect to the acquisition. PDC and Great Western account for crude oil and natural gas properties under the successful efforts method of accounting. The unaudited pro forma condensed combined statements of operations (the “pro forma statements of operations”) for the three months ended March 31, 2022 and the year ended December 31, 2021 combine the historical consolidated statements of operations of PDC and Great Western, giving effect to the acquisition and related transactions as if they had been consummated on January 1, 2021, the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) combines the historical consolidated balance sheets of PDC and Great Western as of March 31, 2022, giving effect to the acquisition as if it had been consummated on March 31, 2022. The pro forma financial statements contain certain reclassification adjustments to conform the historical Great Western financial statement presentation to PDC’s financial statement presentation.

The pro forma financial statements reflect the following acquisition-related adjustments, based on available information and certain assumptions that PDC believes are reasonable:

•Preliminary purchase price allocation reflecting PDC’s acquisition of Great Western, which was accounted for using the acquisition method of accounting, with PDC identified as the acquirer;
•adjustments to conform the classification of certain assets and liabilities in Great Western’s historical balance sheet to PDC’s classification for similar assets and liabilities;
•adjustments to conform the classification of revenue and expenses in Great Western’s historical statements of operations to PDC’s classification for similar revenue and expenses;
•the assumption of liabilities for transaction-related expenses; and
•estimated tax impact of pro forma adjustments.

As of the date of this filing, PDC has not finalized a detailed valuation study necessary to arrive at the required final estimates of the fair value of the Great Western assets acquired and the liabilities assumed and the related allocations of purchase price nor has it identified all adjustments necessary to conform Great Western’s accounting policies to PDC’s accounting policies. A final determination of the fair value of Great Western’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities that exist as of the closing date of the acquisition. As a result, the pro forma adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial statements presented below. PDC estimated the fair value of Great Western’s assets and liabilities based upon a preliminary valuation, due diligence and internal financial information of Great Western. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuation will result in adjustments to the pro forma balance sheet and/or statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

Assumptions and estimates underlying the adjustments to the pro forma financial statements (the “pro forma adjustments”) are described in the accompanying notes. The historical consolidated financial statements include pro forma adjustments that give effect to the acquisition, are factually supportable and, with respect to the pro forma statements of operations, are expected to have a continuing impact on the combined results of PDC and Great Western following the acquisition. The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the acquisition occurred on the dates indicated. Further, the pro forma financial statements do not purport to project the future operating results or financial position of the combined company following the acquisition.

The pro forma financial statements, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue or other factors that may result as a consequence of the acquisition and, accordingly, do not attempt to predict or suggest future results. Specifically, the pro forma combined statements of operations exclude projected synergies expected to be achieved as a result of the acquisition, nor do they include any associated costs that may be required to be incurred to achieve the identified synergies. The pro forma financial statements do not reflect the effect of any regulatory or other actions that may impact the results of the combined company following the acquisition.

The pro forma financial statements have been developed from and should be read in conjunction with:

•the accompanying notes to the pro forma financial statements;
•the audited consolidated financial statements of PDC for the year ended December 31, 2021, included in PDC’s Annual Report on Form 10-K for the year ended December 31, 2021 and incorporated by reference into this document;
•the unaudited condensed consolidated financial statements of PDC for the three months ended March 31, 2022, included in PDC’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 and incorporated by reference into this document;
•the audited consolidated financial statements of Great Western as of December 31, 2021 (Successor) and for the period January 1, 2021 through February 22, 2021 (Predecessor), and the period February 23, 2021 through December 31, 2021 (Successor), filed herein; and
•the unaudited condensed consolidated financial statements of Great Western as of and for the three months ended March 31, 2022 (Successor), filed herein.

PDC ENERGY, INC.
Pro Forma Condensed Combined Balance Sheet
(unaudited; in thousands)

	March 31, 2022
	PDC Historical	Great Western Historical	Reclassification Adjustments (a)	Pro Forma Adjustments		PDC Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$171,157	$38,581	$—	$(189,554)	(c)	$20,184
Accounts receivable, net	537,056	156,443	(4,524)	(1,967)	(c)	686,189
				(819)	(b)
Fair value of derivatives	13,158	3,158	618	—		16,934
Prepaid expenses and other current assets	12,191	15,516	(8,247)	—		19,460
Total current assets	733,562	213,698	(12,153)	(192,340)		742,767
Properties and equipment, net	4,886,264	1,542,462	(3,000)	556,500	(c)	6,982,226
Investment in unconsolidated entity		18,906	—	(18,906)	(d)	—
Fair value of derivatives	19,956	7,186	102	—		27,244
Restricted cash		8,130	(8,130)	—		—
Other assets	91,582	5,562	16,377	1,396	(c)	114,917
Total Assets	$5,731,364	$1,795,944	$(6,804)	$346,650		$7,867,154

Liabilities and Stockholders' Equity
Liabilities
Current liabilities:
Accounts payable	$192,268	$34,587	$87,315	$13,451	(c)	$327,339
				(282)	(b)
Accrued liabilities		248,918	(248,918)	—		—
Production tax liability	112,348	39,719	—	—		152,067
Fair value of derivatives	572,636	219,820	618	—		793,074
Funds held for distribution	302,649	—	146,665	1,107	(c)	449,884
				(537)	(b)
Accrued interest payable	18,251	—	3,898	(3,898)	(c)	18,251
Other accrued expenses	77,130	—	9,756	21,986	(e)	109,515
				643	(c)
Other liabilities		507	(507)	—		—
Asset retirement obligations		5,733	(5,733)	—		—
Total current liabilities	1,275,282	549,284	(6,906)	32,470		1,850,130
Long-term debt	942,565	301,474	—	(301,474)	(c)	1,892,565
				950,000	(c)
Credit facility		227,000	—	(227,000)	(c)	—
Fair value of derivatives	234,284	10,153	102	—		244,539
Asset retirement obligations	123,856	4,826	—	12,756	(c)	141,438
Deferred income taxes	29,983	—	—	48,299	(c)	77,424
				(858)	(e)
Production tax liability		104,013	(104,013)	—		—
Other liabilities	360,643	2,429	104,013	3,841	(c)	470,926
Total liabilities	2,966,613	1,199,179	(6,804)	518,034		4,677,022

Commitments and contingent liabilities

Stockholders’ equity
Common shares	957	—	—	40	(c)	997
Members’ equity		507,500	—	(488,594)	(c)	—
				(18,906)	(d)
Additional paid-in capital	3,052,741	—	—	293,274	(c)	3,346,015
Retained earnings (accumulated deficit)	(281,914)	89,265	—	(89,265)	(c)	(149,847)
				153,195	(f)
				(21,128)	(e)
Treasury shares	(7,033)	—	—	—		(7,033)
Total stockholders’ equity	2,764,751	596,765	—	(171,384)		3,190,132
Total Liabilities and Stockholders’ Equity	$5,731,364	$1,795,944	$(6,804)	$346,650		$7,867,154

PDC ENERGY, INC.
Pro Forma Condensed Combined Statement of Operations
(unaudited; in thousands, except per share data)

	Three Months Ended March 31, 2022
	PDC Historical	Great Western Historical	Reclassification Adjustments (a)	Pro Forma Adjustments		PDC Pro Forma Combined
Revenues
Crude oil, natural gas and NGLs sales	$882,378	$236,100	$—	$—		$1,118,478
Commodity price risk management gain (loss), net	(568,055)	—	(200,201)	—		(768,256)
Other income	2,125	—	—	—		2,125
Total revenues	316,448	236,100	(200,201)	—		352,347
Costs, expenses and other
Lease operating expenses	54,156	12,845	—	—		67,001
Production taxes	62,916	19,218	—	—		82,134
Transportation, gathering and processing expenses	27,971	2,538	—	—		30,509
Exploration, geologic and geophysical expense	253	334	(330)	—		257
General and administrative expense	34,107	9,210	(408)	—		42,909
Depreciation, depletion and amortization	151,055	43,386	(286)	14,544	(g)	208,699
Accretion of asset retirement obligations	2,987	—	286	136	(h)	3,409
Impairment of crude oil and natural gas properties	943	—	330	—		1,273
(Gain) loss on sale of properties and equipment	(125)	—	—			(125)
Total costs, expenses and other	334,263	87,531	(408)	14,680		436,066
Income (loss) from operations	(17,815)	148,569	(199,793)	(14,680)		(83,719)
(Loss) gain on derivative instruments, net	—	(193,564)	193,564	—		—
Interest expense, net	(12,945)	(10,250)	—	2,975	(i)	(20,220)
Other (expense) income	—	408	6,229	—		6,637
Income (loss) before income taxes	(30,760)	(54,837)	—	(11,705)		(97,302)
Income tax (expense) benefit	(1,200)	—	—	(2,139)	(k)	(3,795)
				(456)	(j)
Net income (loss)	$(31,960)	$(54,837)	$—	$(14,300)		$(101,097)

Loss per share:
Basic	$(0.33)					$(1.01)
Diluted	$(0.33)					$(1.01)

Weighted average common shares outstanding:
Basic	96,279			4,007	(l)	100,286
Diluted	96,279			4,007	(l)	100,286

PDC ENERGY, INC.
Pro Forma Condensed Combined Statement of Operations
(unaudited; in thousands, except per share data)

	Year Ended December 31, 2021
	PDC Historical	Great Western Historical	Reclassification Adjustments (a)	Pro Forma Adjustments		PDC Pro Forma Combined
Revenues
Crude oil, natural gas and NGLs sales	$2,552,558	$706,630	$—	$—		$3,259,188
Commodity price risk management gain (loss), net	(701,456)	—	(285,077)	—		(986,533)
Other income	4,808	—	—	—		4,808
Total revenues	1,855,910	706,630	(285,077)	—		2,277,463
Costs, expenses and other
Lease operating expenses	180,659	44,004	—	—		224,663
Production taxes	165,209	60,779	—	—		225,988
Transportation, gathering and processing expenses	100,403	10,858	—	—		111,261
Exploration, geologic and geophysical expense	1,064	4,705	(4,467)	—		1,302
General and administrative expense	127,733	23,394	(1,320)	21,986	(e)	171,793
Depreciation, depletion and amortization	635,184	173,278	(1,430)	69,039	(m)	876,071
Accretion of asset retirement obligations	12,086	—	1,430	181	(n)	13,697
Impairment of crude oil and natural gas properties	402	—	4,467	—		4,869
(Gain) loss on sale of properties and equipment	(912)	—	—	—		(912)
Other expenses	2,490	865	—	—		3,355
Total costs, expenses and other	1,224,318	317,883	(1,320)	91,206		1,632,087
Income (loss) from operations	631,592	388,747	(283,757)	(91,206)		645,376
(Loss) gain on derivative instruments, net	—	(281,657)	281,657	—		—
Interest expense, net	(82,698)	(45,187)	—	14,163	(o)	(113,722)
Gain on bargain purchase	—	—	—	153,195	(f)	153,195
Other (expense) income	—	1,195	2,100	125	(d)	3,420
Income (loss) before income taxes	548,894	63,098	—	76,277		688,269
Income tax (expense) benefit	(26,583)	—	—	(3,029)	(p)	(33,273)
				(3,661)	(q)
Net income (loss)	$522,311	$63,098	$—	$69,587		$654,996

Earnings per share:
Basic	$5.30					$6.39
Diluted	$5.22					$6.29

Weighted average common shares outstanding:
Basic	98,546			4,007	(r)	102,553
Diluted	100,154			4,007	(r)	104,161

Note 1 - Basis of Presentation

The following pro forma financial statements present the historical consolidated financial statements of PDC and Great Western, adjusted to give effect to the acquisition and related transactions. The pro forma balance sheet as of March 31, 2022 is derived from the historical condensed consolidated balance sheets of PDC and Great Western as of March 31, 2022. The pro forma statement of operations for the three months ended March 31, 2022 is derived from the historical condensed consolidated statements of operations of PDC and Great Western for the three months ended March 31, 2022. The pro forma statement of operations for the year ended December 31, 2021 is derived from the historical consolidated statements of operations of PDC and Great Western for the year ended December 31, 2021.

The pro forma balance sheet gives effect to the acquisition of Great Western as if the transaction had occurred on March 31, 2022. The pro forma statements of operations give effect to the acquisition of Great Western and the issuance of PDC’s common shares as if the transaction had occurred on January 1, 2021. The transactions and the related adjustments are described in the accompanying notes to the financial statements. In the opinion of PDC’s management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission (“SEC”), the pro forma financial statements.

The pro forma balance sheet and statements of operations are presented for illustrative purposes only and do not purport to be indicative of the results of operations that would actually have occurred if the transaction described had occurred as presented in such statements or that may be obtained in the future.

The pro forma balance sheet and statements of operations should be read in conjunction with PDC’s historical consolidated financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 as well as Great Western’s historical consolidated financial statements for the year ended December 31, 2021 and condensed consolidated financial statements for the three months ended March 31, 2022.
The Great Western historical statement of operations for the year ended December 31, 2021 combines the periods before (“Predecessor”) and after (“Successor”) the Great Western’s recapitalization completed on February 22, 2021 where all of Great Western’s outstanding preferred units and common members’ equity interests, along with cash contributed by one of the common members, were exchanged for new common units.

Note 2 - Preliminary Acquisition Accounting

The acquisition of Great Western is accounted for under the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification 805 - Business Combinations (“ASC 805”), with PDC being treated as the accounting acquirer. Accordingly, PDC conducted a preliminary assessment of the assets acquired and liabilities assumed at their estimated fair values, while transaction and integration costs associated with the acquisition are expensed as incurred. Any excess fair value of assets acquired and liabilities assumed beyond the consideration transferred or paid in a business combination is recognized as a bargain purchase gain. PDC’s estimate, as of the date of this Form 8-K/A, indicates the fair value of the net assets acquired and liabilities assumed is greater than the purchase price and the excess amount was recognized as a bargain purchase gain on the pro forma condensed combined statement of operations for the year ended December 31, 2021. Due to the pro forma financial statements being prepared based on preliminary estimates of fair value of the net assets acquired and balances as of March 31, 2022, the final purchase allocation and the effect on our financial position and results of operations may differ significantly from the pro forma amounts included herein.

The following presents the preliminary estimated purchase price allocation of the consideration transferred and the net assets acquired in the acquisition:

(in thousands, except share and per share data)
Consideration:
Cash	$542,500
Retirement of Great Western’s credit facility	235,822
Extinguishment of Great Western’s secured senior notes	361,231
Total cash consideration	1,139,553

Common stock issued	4,007,018
Fair value of PDC common stock on May 6, 2022	$73.20
Total fair value of common stock issued	293,314

Total consideration	$1,432,867

Assets acquired:
Current assets	$199,577
Properties and equipment, net	2,095,962
Other assets	30,623
Total assets acquired	$2,326,162

Liabilities assumed:
Current liabilities	$(553,682)
Fair value of derivatives	(10,255)
Asset retirement obligations	(17,582)
Deferred tax liabilities	(48,299)
Other liabilities	(110,282)
Total liabilities assumed	(740,100)

Total identifiable net assets acquired	$1,586,062
Gain on bargain purchase	153,195
Purchase price consideration	$1,432,867
The preliminary estimated fair value of properties and equipment was measured using valuation techniques that convert future cash flows to a single discounted amount. Significant inputs to the valuation of properties and equipment include estimates of crude oil and natural gas reserves, future operating and development costs, future commodity prices, estimated future cash flows and a market-based weighted average cost of capital rate. This preliminary determination is subject to further assessment and adjustments pending additional information sharing between the parties, more detailed third-party appraisals, and other potential adjustments.

Note 3 - Pro Forma Adjustments

The pro forma financial statements have been adjusted to reflect reclassifications of Great Western’s financial statements to conform to PDC’s financial statement presentation, adjustments to historical book values of Great Western to their preliminary estimated fair values in accordance with the acquisition method of accounting, the closing price paid by PDC to the owners of Great Western, the extinguishment of Great Western’s debt, estimated direct acquisition costs, and estimated tax impact of pro forma adjustments. These adjustments include the following:

(a)	The following reclassifications were made as a result of the acquisition to conform to PDC’s presentation:

Pro Forma Balance Sheet at March 31, 2022:
•Reclassification of approximately $7.5 million for Great Western’s Accounts Receivable to Accounts Payable.
•Reclassification of approximately $7.4 million for Great Western’s Prepaid expenses and other current assets to Other assets - noncurrent.

•Reclassification of approximately $0.6 million for Great Western’s Fair value of derivatives - current liability and $0.1 million Fair value of derivatives- noncurrent liability to Fair value of derivatives - current assets and Fair value of derivative - noncurrent assets, respectively.

•Reclassification of approximately $3.0 million for Great Western’s Properties and equipment to Accounts Receivable.
•Reclassification of $0.8 million for Great Western’s Prepaid expenses and other current assets to Other assets.
•Reclassification of approximately $146.7 million of Great Western’s revenue payable to owners from Accrued liabilities to Funds Held Distribution.
•Reclassification of approximately $94.8 million of Great Western’s Accrued liabilities to Accounts payable.
•Reclassification of approximately $3.9 million of Great Western’s Accrued liabilities to Accrued interest payable.
•Reclassification of approximately $3.5 million of Great Western’s Accrued liabilities to Other accrued expenses.

•Reclassification of balance sheet line items that are less than 5 percent of the applicable totals for Great Western’s Restricted cash, Asset retirement obligations (current) and Production tax liability into the respective “Other” category line items.

Pro Forma Statements of Operations for the three months ended March 31, 2022:
•Reclassification of approximately $200.2 million of Great Western’s (Loss) gain on derivative instruments, net to Commodity price risk management (loss), net.
•Reclassification of approximately $0.3 million of Great Western’s Depreciation, depletion and amortization (“DD&A”) to Accretion of asset retirement obligations.
•Reclassification of approximately $0.3 million of Great Western’s Exploration expense to Impairment of crude oil and natural gas properties.
•Reclassification of approximately $6.6 million of Great Western’s (Loss) gain on derivative instruments, net to Other (expense) income.
•Reclassification of approximately $0.4 million of Great Western’s Other (expense) income to General and administrative expense.

Pro Forma Statements of Operations for the year ended December 31, 2021:
•Reclassification of approximately $285.1 million of Great Western’s (Loss) gain on derivative instruments, net to Commodity price risk management (loss), net.
•Reclassification of approximately $1.4 million of Great Western’s DD&A to Accretion of asset retirement obligations.
•Reclassification of approximately $4.5 million of Great Western’s Exploration expense to Impairment of crude oil and natural gas properties.
•Reclassification of approximately $3.4 million of Great Western’s (Loss) gain on derivative instruments, net to Other (expense) income.
•Reclassification of approximately $1.3 million of Great Western’s Other (expense) income to General and administrative expense.

The unaudited pro forma financial statements reflects the following adjustments:
Pro Forma Balance Sheet at March 31, 2022:
(b)	Reflects the elimination of intercompany balances between PDC and Great Western related to joint-interest in certain wells.
(c)
Reflects preliminary allocation of the estimated fair value of consideration transferred, the elimination of Great Western's historical equity balances in accordance with the acquisition method of accounting, $950 million of additional borrowings under PDC’s credit facility for the cash consideration of the purchase price, payment to extinguish Great Western’s senior secured notes and outstanding revolving credit facility. See Note 2 - Preliminary Acquisition Accounting for details of preliminary purchase price allocation.

(d)	Reflects the elimination of Great Western’s investment in an unconsolidated entity and related income recognized for the year ended December 31, 2021, which was not acquired by PDC as part of the acquisition.
(e)
Reflects the impact of estimated transaction costs related to the acquisition, including advisory services, banking, legal, accounting and fees that are not capitalized as part of the transaction. The costs are not reflected in the historical March 31, 2022 balance sheets of PDC and Great Western, but are reflected in the pro forma balance sheet as increases of approximately $9.1 million and $12.9 million to Other accrued expenses, respectively. We recognized $0.9 million deferred tax relating to the total transaction cost resulting to decrease in Deferred income taxes, and $21.1 million increase to Accumulated Deficit, as they will be expensed by PDC or Great Western when incurred. The aggregate transaction cost of $22.0 million was reflected to the pro forma statement of operations for the year ended December 31, 2021.

(f)
Reflects the bargain purchase gain due to the fair value of the net assets and liabilities acquired being greater than the purchase price. The purchase price has been allocated to the acquired assets and assumed liabilities at fair values. The remaining $153.2 million, net of related income taxes of $48.3 million, of allocated fair value in excess of the purchase price was recognized as a Gain on bargain purchase on the pro forma condensed combined statement of operations for the year ended December 31, 2021 and as adjustment to Retained Earnings on the condensed combined balance sheet as of March 31, 2022.

Pro Forma Statements of Operations for the three months ended March 31, 2022:
(g)
DD&A was calculated using the unit-of-production method under the successful efforts method of accounting and adjustments were made for (1) the increase in DD&A reflecting the relative fair values and production volumes attributable Great Western’s properties and (2) the revision to the DD&A rate reflecting the reserve volumes acquired.

(h)
Reflects approximately $0.1 million adjustment of Accretion of asset retirement obligations to conform assumptions for economic lives and reclamation costs for plugged and abandoned wells with those of PDC for the three months ended March 31, 2022.

(i)	The following adjustments were made to reflect pro forma changes to Interest expense for the three months ended March 31, 2022:

•Approximately $2.4 million decrease related to the elimination of interest and amortization of deferred issuance costs on Great Western’s revolving credit facility which was extinguished at the acquisition date.

•Approximately $9.9 million decrease related to the elimination of interest and discount amortization on Great Western’s secured senior notes which were extinguished at the acquisition date.

•Approximately $9.3 million increase related to the estimated interest expense on $950 million borrowings from PDC’s credit facility to finance the acquisition of Great Western. The interest rate assumed for purposes of preparing this pro forma financial information is 3.9 percent. This rate is the weighted average interest rate of PDC’s credit facility as of June 30, 2022. A 1/8 of a percentage point increase or decrease in the interest rate used would result in a change in the interest expense of approximately $1.2 million for the three months ended March 31, 2022.

(j)	Reflects tax effect of the adjustments above at PDC’s effective tax rate of 3.9 percent for the three months ended March 31, 2022. PDC’s effective tax rate differs from the amount that would be provided by applying the statutory U.S. federal income rate of 21 percent due to the valuation allowance against our deferred income tax assets in effect as of March 31, 2022.
(k)	Reflects income tax expense relating to Great Western’s historical pre-tax income applying PDC’s effective tax rate for the three months ended March 31, 2022. Great Western was a limited liability company and not subject to entity-level federal income taxation.
(l)	Reflects impact of the 4,007,018 PDC shares issued to owners of Great Western upon completion of the acquisition.

Pro Forma Statements of Operations for the year ended December 31, 2021:
(m)
DD&A was calculated using the unit-of-production method under the successful efforts method of accounting and adjustments were made for (1) the increase in DD&A reflecting the relative fair values and production volumes attributable Great Western’s properties and (2) the revision to the DD&A rate reflecting the reserve volumes acquired.

(n)
Reflects approximately $0.2 million adjustment of Accretion of asset retirement obligations to conform assumptions for economic lives and reclamation costs for plugged and abandoned wells with those of PDC for the year ended December 31, 2021.

(o)	The following adjustments were made to reflect pro forma changes to Interest expense for the year ended December 31, 2021:

•Approximately $12.1 million decrease related to the elimination of interest and amortization of deferred issuance costs on Great Western’s revolving credit facility which was extinguished at the acquisition date.

•Approximately $39.4 million decrease related to the elimination of interest and discount amortization on Great Western's secured senior notes which were extinguished at the acquisition date.

•Approximately $37.3 million increase related to the estimated interest expense on $950 million borrowings from PDC’s credit facility to finance the acquisition of Great Western. The interest rate assumed for purposes of preparing this pro forma financial information is 3.9 percent. This rate is weighted average interest rate of PDC’s credit facility as of June 30, 2022. A 1/8 of a percentage point increase or decrease in the interest rate used would result in a change in the interest expense of approximately $4.7 million for the year ended December 31, 2022.

(p)	Reflects tax effect of the adjustments above at PDC’s effective tax rate of 4.8 percent for the year ended December 31, 2021. PDC’s effective tax rate differs from the amount that would be provided by applying the statutory U.S. federal income rate of 21 percent due to the valuation allowance against our deferred income tax assets in effect as of December 31, 2021.
(q)	Reflects income tax expense relating to Great Western’s historical pre-tax income applying PDC’s effective tax rate for the three months ended March 31, 2022. Great Western was a limited liability company and not subject to entity-level federal income taxation.

(r)	Reflects impact of the 4,007,018 PDC shares issued to owners of Great Western upon completion of the acquisition.

Note 4 - Supplemental Pro Forma Oil and Gas Information

The following tables present the estimated pro forma combined net proved developed and undeveloped crude oil, natural gas and NGL reserves as of December 31, 2021 and 2020, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2021. The proved undeveloped reserves of Great Western are based on Great Western’s development plans and reserve estimation methodologies. Because PDC will develop such proved undeveloped reserves in accordance with its own development plan and, in the future, will estimate proved undeveloped reserves in accordance with its own methodologies, the estimates presented herein for Great Western may not be representative of PDC’s future proved reserve estimates with respect to these properties or the reserve estimates which PDC would have reported if it had owned such properties as of December 31, 2021. We are currently undertaking an analysis to further refine the combined company’s pro forma reserve information that has not yet been completed. The pro forma reserve information set forth below give effect to the acquisition as if it had been completed on January 1, 2021.

	PDC Historical	Great Western Historical	PDC Historical	Great Western Historical	PDC Historical	Great Western Historical	PDC Pro Forma Combined
	Crude Oil, Condensate (MBbls)		Natural Gas (MMcf)		NGLs (MBbls)		Total (MBoe)
Proved Reserves:
Proved reserves, December 31, 2020	211,732	73,442	1,901,174	441,723	202,478	49,158	927,293
Revisions of previous estimates	22,651	(10,044)	408,540	(23,534)	54,634	7,601	139,010
Extensions, discoveries and other additions	528	5,174	1,584	30,199	168	4,016	15,183
Acquisition of reserves	1,616	—	24,174	—	2,469	—	8,113
Production	(22,682)	(7,513)	(175,747)	(38,958)	(19,360)	(5,155)	(90,494)
Proved reserves, December 31, 2021	213,845	61,059	2,159,725	409,430	240,389	55,620	999,105

Proved Developed Reserves, as of:
December 31, 2020	86,330	22,935	860,877	201,084	91,702	21,834	399,795
December 31, 2021	97,420	23,526	1,088,700	212,011	120,132	28,340	486,203
Proved Undeveloped Reserves, as of:
December 31, 2020	125,402	50,507	1,040,297	240,639	110,776	27,324	527,498
December 31, 2021	116,425	37,533	1,071,025	197,419	120,257	27,280	512,902

The following estimated pro forma standardized measure is not necessarily indicative of the results that might have occurred had the acquisition been completed on January 1, 2021 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including certain of those discussed under the heading “Item 1A. Risk Factors” included in the PDC 2021 Annual Report on Form 10-K.

Standardized measure of discounted future net cash flows

The following table presents the estimated pro forma standardized measure of discounted future net cash flows (the “pro forma standardized measure”) at December 31, 2021. The pro forma standardized measure information set forth below gives effect to the acquisition as if they had been completed on January 1, 2021. The disclosures below were determined by referencing the “Standardized Measure of Discounted Future Net Cash Flows” reported in the supplemental information to the consolidated financial statements of PDC contained in the PDC 2021 Annual Report on Form 10-K and Great Western’s supplemental financial information to the audited financial statement included in this report. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the aforementioned supplemental information to the consolidated financial statements of PDC and other documents that have been incorporated by reference. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2021.

As of December 31, 2021
PDC Historical	Great Western Historical	PDC Pro Forma Combined
(in thousands)

	As of December 31, 2021
	PDC Historical	Great Western Historical	PDC Pro Forma Combined
Future estimated cash flows	$26,143,031	$6,625,320	$32,768,351
Future estimated production costs	(6,325,129)	(2,566,371)	(8,891,500)
Future estimated development costs	(2,857,951)	(1,002,123)	(3,860,074)
Future estimated income tax expense (1)	(3,088,187)	(268,091)	(3,356,278)
Future net cash flows	13,871,764	2,788,735	16,660,499
10% annual discount for estimated timing of cash flows	(5,963,592)	(1,042,431)	(7,006,023)
Standardized measure of discounted future estimated net cash flows	$7,908,172	$1,746,304	$9,654,476
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(1)Future estimated income tax expense of Great Western was calculated based on PDC’s tax assumptions as Great Western was a limited liability company not subject to entity-level federal income taxation as of December 31, 2021.

Sources of Change in Discounted Future Net Cash Flows
The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2021 are as follows:

	Year Ended December 31, 2021
	PDC Historical	Great Western Historical (2)	PDC Pro Forma Combined
	(in thousands)
Beginning of period	$3,282,179	$566,494	$3,848,673
Sales of crude oil, natural gas and NGLs production, net of production costs	(2,106,287)	(590,990)	(2,697,277)
Net changes in prices and production costs	5,312,870	1,636,771	6,949,641
Extensions, discoveries and improved recovery, less related costs	20,201	230,014	250,215
Purchases of reserves	76,440	—	76,440
Development costs incurred during the period	338,098	78,944	417,042
Revisions of previous quantity estimates	2,645,379	19,103	2,664,482
Changes in estimated income taxes (1)	(1,628,304)	(203,125)	(1,831,429)
Net changes in future development costs	(168,332)	115,524	(52,808)
Accretion of discount	345,454	56,649	402,103
Timing and other	(209,526)	(163,080)	(372,606)
End of period	$7,908,172	$1,746,304	$9,654,476
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(1)Future estimated income tax expense of Great Western was calculated based on PDC’s tax assumptions as Great Western was a limited liability company not subject to entity-level federal income taxation as of December 31, 2021 and 2020,.
(2)The Great Western historical standard measure of discounted future net cash flows relating to proved oi land natural gas reserves for the year ended December 31, 2021 combines the periods before (“Predecessor”) and after (“Successor”) the Great Western’s recapitalization completed on February 22, 2021 as discussed in Note 1.